    As filed with the Securities and Exchange Commission on June 21, 1996.
                                                  REGISTRATION NO. 333 -________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                      TO
                                  FORM S-4/A
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         NATIONAL GOLF PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

           MARYLAND                                  6798                             95-4549193
  (State or other jurisdiction              (Primary Standard Industrial           (I.R.S. Employer
of incorporation or organization)            Classification Code Number)         Identification Number)

                          1448 15TH STREET, SUITE 200
                        SANTA MONICA, CALIFORNIA 90404
                                (310) 260-5500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                EDWARD R. SAUSE
               EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                             SECRETARY AND DIRECTOR
                         NATIONAL GOLF PROPERTIES, INC.
                          1448 15TH STREET, SUITE 200
                         SANTA MONICA, CALIFORNIA 90404
                                 (310) 260-5500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:

JOHN M. NEWELL, ESQ.                          GARY D. GILSON, ESQ.
     LATHAM & WATKINS               BLACKWELL SANDERS MATHENY WEARY & LOMBARDI
    633 WEST FIFTH STREET               10855 WEST DODGE ROAD - SUITE 240
LOS ANGELES, CALIFORNIA 90071                OMAHA, NEBRASKA 68154
      (213) 485-1234                            (402) 691-5005

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions under the Acquisition Agreement (described in the Joint Proxy Statement--Prospectus herein) are satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                                _______________

                        CALCULATION OF REGISTRATION FEE

                                                        PROPOSED           PROPOSED
         TITLE OF EACH             AMOUNT TO BE         MAXIMUM            MAXIMUM
      CLASS OF SECURITIES          REGISTERED(1)       AGGREGATE            FEE(3)           AMOUNT OF
       TO BE REGISTERED            OFFERING PRICE     PER SHARE(2)      OFFERING PRICE(2)   REGISTRATION
Common Stock, $.01 par value...      2,128,000              $19.17         $40,786,649        $14,064.36
========================================================================================================

(1) Represents the maximum number of shares of Common Stock, $.01 par value per share ("NGP Common Stock"), of National Golf Properties, Inc. (the "Registrant") issuable in connection with the transactions contemplated by the Acquisition Agreement.
(2) The proposed maximum aggregate offering price is based on the aggregate value of the shares of NGP Common Stock that NGP is required to issue in connection with its purchase of certain assets from Golf Enterprises, Inc. pursuant to the Acquisition Agreement. Such amount assumes that the average closing price per share of NGP Common Stock on the New York Stock Exchange (the "NYSE") for the ten days immediately preceding the second trading day before the consummation of such asset purchase does not exceed $28.75. The average of the high and low sales prices of a share of NGP Common Stock reported on the NYSE on June 20, 1996 was $24.313. The proposed maximum offering price per share is based upon the proposed maximum aggregate offering price divided by 2,128,000, representing the maximum number of shares of NGP Common Stock to be registered.
(3) The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), as one twenty-ninth of one percent of the proposed maximum aggregate offering price. A fee of $16,314.66 was paid on March 19, 1996 pursuant to Rules 14a-6 and 0-11 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in respect of the transactions contemplated by the Acquisition Agreement upon filing by the Registrant of a preliminary proxy statement relating thereto. Pursuant to Rule 457(b) promulgated under the Securities Act and Section 14(g)(2) of the Exchange Act and Rule 0-11 promulgated thereunder, the amount of such previously paid fee has been credited against the registration fee payable in connection with this filing. Accordingly, no additional fee is required to be paid with this Registration Statement.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of the Registrant provide that none of its directors or officers shall be liable for monetary damages to the Registrant or its stockholders for breach of fiduciary duty as a director or officer to the fullest extent permitted by the laws of the state of Maryland. Maryland law allows the Registrant to limit such liability in all cases except for those involving (i) actual receipt of an improper personal benefit by the director or officer in money, property or services or (ii) active and deliberate dishonesty by the director or officer established by a final judgment as being material to the cause of action. In addition, the Maryland General Corporation Law (the "MGCL") and the Registrant's Articles of Incorporation and Bylaws, under certain circumstances, provide for the indemnification of the Registrant's directors, officers, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the MGCL and other Maryland statutes, the Registrant's Articles of Incorporation and its Bylaws.

     The Registrant's Articles of Incorporation authorize the Registrant to indemnify its present and former directors and officers and to pay or reimburse expenses in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The Registrant's Bylaws obligate the Registrant to indemnify present and former directors and officers to the maximum extent permitted by Maryland law. The Registrant's Bylaws also permit the Registrant to provide indemnification to a present or former director or officer who served a predecessor of the Registrant in such capacity, and to any employee or agent of the Registrant or a predecessor of the Registrant.

     The MGCL permits the Registrant to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct, but termination by conviction or plea of nolo contendere does create a rebuttable presumption that such standard was not satisfied. In addition, the MGCL does not permit indemnification in respect of any proceeding by or in the right of the Registrant, if the director or officer is adjudged to be liable to the Registrant.

     Any indemnification pursuant to the preceding paragraph may not be made by the Registrant unless authorized for a specific proceeding after a determination has been made that indemnification of the director or officer is permissible in the circumstances because such person has met the requisite standard of conduct. The authorization and determination must be made by a majority of the Registrant's directors not party to the proceeding (or in certain circumstances a designated committee of directors), special legal counsel selected by the Registrant's Board of Directors, or by the stockholders of the Registrant.

     In addition, the MGCL requires the Registrant, as conditions to advancing expenses, to obtain (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Registrant's Bylaws and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. As a result, under the MGCL and the Registrant's Bylaws, the Registrant is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, stockholder vote or otherwise.

     Because the indemnification provisions of the Registrant's Articles and Bylaws are tied to applicable Maryland law, they may be modified by future changes in such law without further stockholder action. The Registrant's Bylaws provide that amendment or repeal of the indemnification provisions of the Registrant's Bylaws would be effective on a prospective basis only and neither repeal nor modification of such provisions would adversely affect rights to indemnification in effect at the time of any act or omission which is the subject of a proceeding against an indemnified person.

     Under the MGCL, the Registrant may purchase and maintain insurance on behalf of its present and former directors and officers, among others, against liability asserted against and incurred by such persons because of their position, whether or not the Registrant would have the power to indemnify against such liability under the provisions of the MGCL described above. The Registrant has purchased and currently maintains such insurance on behalf of its current directors and officers.

     The MGCL and the Bylaws of the Registrant may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The Board of Directors of the Registrant has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit                                                                 Numbered
Number                         Description                                Page
- ------                         -----------                              --------
  2.1     Asset Purchase Agreement and Agreement and Plan of Merger,
          dated as of February 2, 1996, among Golf Enterprises, Inc.,
          National Golf Properties, Inc. and GEI Acquisition
          Corporation (including as exhibits a Stockholder Agreement, dated as of February 2, 1996, by and among National Golf
          Properties, Inc., GEI Acquisition Corporation, Robert H.
          Williams, Golder, Thoma, Cressey Fund II and Golder, Thoma,
          Cressey Fund III Limited Partnership, and a Termination Fee
          Agreement, dated as of February 2, 1996, by and among GEI
          Acquisition Corporation, Robert H. Williams, Golder, Thoma,
          Cressey Fund II and Golder, Thoma, Cressey Fund III Limited
          Partnership) (attached as Annex I to the Joint Proxy
          Statement-- Prospectus included in this Registration
          Statement)..................................................

  2.2     First Amendment to Asset Purchase Agreement and Agreement
          and Plan of Merger, dated as of February 16, 1996 among Golf
          Enterprises, Inc., National Golf Properties, Inc. and GEI
          Acquisition Corporation (attached as Annex II to the Joint
          Proxy Statement--Prospectus included in this Registration
          Statement)..................................................

  3.1     Articles of Incorporation of National Golf Properties, Inc.
          (incorporated by reference to Exhibit 3.1 to the
          Registrant's Current Report on Form 8-K dated September 26,
          1995).......................................................

  3.2     By-Laws of National Golf Properties, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated September 26, 1995).......................

  4.1     Form of Common Stock Certificate (incorporated by reference to Exhibit 3.3 to the Registrant's Report on Form 8-B dated
          December 29, 1995)..........................................

* 5.1     Opinion of Latham & Watkins as to the legality of the shares being registered............................................

* 8.1     Opinion of Latham & Watkins as to certain tax matters.......

 10.1     Agreement of Limited Partnership of National Golf Operating
          Partnership, L.P., dated as of August 18, 1993, by and
          among National Golf Properties, Inc. and the Persons named therein as Limited Partners (incorporated by reference to
          Exhibit 10.1 to the Registrant's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1995)................

 10.2     Form of Lease Agreement between National Golf Properties,
          Inc. and American Golf Corporation with respect to the
          Initial Golf Courses and the Mesquite and Desert Lakes golf courses (incorporated by reference to Exhibit 10.2 to the
          Registrant's Registration Statement on Form S-11 No. 33-
          63110)......................................................

 10.3     Form of Lease Agreement between National Golf Properties,
          Inc. and American Golf Corporation with respect to the following golf courses: Southwyck, Dub's Dread, Kokopelli,
          Summitpointe, Lake Wilderness, Links at Northfork, Hershey,
          Hershey South, Canyon Oaks, Capitol City, Binks Forest, Port
          Royal, Shipyard, Sugar Ridge, Wildhorse, Goshen Plantation,
          Hickory Heights, River's Edge, Berry Creek, Carmel Mountain,
          Creekside, Honey Bee, Wood Ranch, Monterey, Palm Valley,
          Ruffled Feathers, Upland Hills, Oregon Golf, Golden Oaks,
          Seven Springs and Sea Cliff; and Form of Lease Agreement between National Golf Properties, Inc. and CGG with respect to the Carmel Mountain golf course (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)..


Exhibit                                                                 Numbered
Number                         Description                                Page
- ------                         -----------                              --------
 10.4     Registration Rights Agreement, made and entered into as of
          August 18, 1993, by and among National Golf Properties, Inc.
          and the persons named therein (incorporated by reference to
          Exhibit 10.4 to the Registrant's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1995)................

 10.5     Shelf Registration Rights Agreement, made and entered into as of August 18, 1993, by and among National Golf
          Properties, Inc. and the persons named therein (incorporated by reference to Exhibit 10.5 to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended December 31,
          1995).......................................................

 10.6     National Golf Properties, Inc. Stock Incentive Plan Key
          Employees of National Golf Properties, Inc., National Golf
          Operating Partnership, L.P. and American Golf Corporation,
          effective August 18, 1993 (incorporated by reference to
          Exhibit 10.6 to the Registrant's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1995)................

 10.7     Indemnification Agreement, made as of August 18, 1993, by
          and between National Golf Properties, Inc. and its directors and officers (incorporated by reference to Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)...............................

 10.8     Employment Agreements, dated August 18, 1993, between
          National Golf Properties, Inc. and each of Richard C. Price and Edward R. Sause (incorporated by reference to Exhibit
          10.8 to the Registrant's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1995)........................

 10.9     Director Designation Agreement, dated as of August 18, 1993 by and among David G. Price, National Golf Properties, Inc.
          and National Golf Operating Partnership, L.P. (incorporated by reference to Exhibit 10.9 to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended December 31,
          1995).......................................................

 10.10    Services Agreement, entered into as of August 18, 1993, by and between National Golf Properties, Inc. and National Golf
          Operating Partnership, L.P. (incorporated by reference to
          Exhibit 10.10 to the Registrant's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1995)................

 10.11    Senior Secured Promissory Notes and Guarantees related to
          the Option Golf Courses, each made and entered into as of
          August 18, 1993, between National Golf Properties, Inc. and
          The Price Revocable Trust (incorporated by reference to
          Exhibit 10.11 to the Registrant's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1995)................

 10.12    First Deed of Trust, Assignment of Rents, Security Agreement
          and Fixture Filing relating to each of the Senior Secured
          Participating Promissory Notes, each made as of August 18,
          1993, by and among The Price Revocable Trust and National
          Golf Operating Partnership, L.P. (incorporated by reference to Exhibit 10.12 to the Registrant's Annual Report on Form
          10-K for the fiscal year ended December 31, 1995)...........

 10.13    Partnership Interests Exchange Agreement, dated as of August
          18, 1993, by and among National Golf Operating Partnership,
          L.P. and Partners of Partnerships Controlling 21 Courses
          (incorporated by reference to Exhibit 10.13 to the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)....................................

 10.14    Agreement for Transfer of Realty and Assets, dated as of
          August 18, 1993, by and among The Price Revocable Trust,
          Myreshan, Inc. and National Golf Operating Partnership, L.P.
          (incorporated by reference to Exhibit 10.14 to the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)....................................


Exhibit                                                                 Numbered
Number                         Description                                Page
- ------                         -----------                              --------
 10.15    Plan and Agreement of Merger, dated as of August 18, 1993, by and among Bear Creek Enterprises, Inc., National Golf
          Properties, Inc., The Price Revocable Trust and David G.
          Price (incorporated by reference to Exhibit 10.15 to the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)...................................

 10.16    Partnership Interests Acquisition Agreement, dated as of
          August 18, 1993, by and among The Price Revocable Trust,
          American Golf Investment, Inc., Supermarine Aviation,
          Limited, David G. Price and National Golf Properties, Inc.
          (incorporated by reference to Exhibit 10.16 to the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)....................................

 10.17    Contribution Agreement, dated as of August 18, 1993, by and between National Golf Operating Partnership, L.P. and
          National Golf Properties, Inc. (incorporated by reference to
          Exhibit 10.17 to the Registrant's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1995)................

 10.18    Option Courses Agreement, dated as of August 18, 1993, by
          and among David G. Price, The Price Revocable Trust, Black
          Lake/Penasquitos, David G. Price, American Golf Corporation
          and National Golf Operating Partnership, L.P. (incorporated by reference to Exhibit 10.18 to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended December 31,
          1995).......................................................

 10.19 Agreement relating to prohibition on acquisitions of golf courses by David G. Price and his affiliates, made and entered into as of August 18, 1993, by and among National
          Golf Properties, Inc., National Golf Operating Partnership,
          L.P., American Golf Corporation, David G. Price, Dallas P.
          Price and The Price Revocable Trust (incorporated by reference to Exhibit 10.19 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)...

 10.20    Amendment to agreement relating to prohibition on
          acquisitions of golf courses by David G. Price and his
          affiliates among National Golf Properties, Inc., National
          Golf Operating Partnership, L.P., American Golf Corporation,
          David G. Price, Dallas P. Price and The Price Revocable
          Trust (incorporated by reference to Exhibit 10 to the
          Registrant's Quarterly Report on Form 10-Q/A for the period ended September 30, 1995)...................................

 10.21    Note Purchase Agreement ("Note Purchase Agreement"), dated as of December 15, 1994, with respect to National Golf
          Operating Partnership, L.P.'s Series A 8.68% Guarantied
          Senior Promissory Notes due December 15, 2004 and Series B
          8.73% Guarantied Senior Promissory Notes due June 15, 2005
          (incorporated by reference to Exhibit 10.21 to the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)....................................

 10.22    Series A 8.68% Guarantied Senior Promissory Notes and Series
          B 8.73% Guarantied Senior Promissory Notes (incorporated by reference to Exhibit 10.22 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)...

 10.23    General Continuing Guaranty of National Golf Properties, Inc.
          ("General Continuing Guaranty"), dated as of December 15,
          1994, with respect to National Golf Operating Partnership,
          L.P.'s Series A 8.68% Guarantied Senior Promissory Notes due
          December 15, 2004 and Series B 8.73% Guarantied Senior
          Promissory Notes due June 15, 2005 (incorporated by
          reference to Exhibit 10.16 to the Registrant's Report on
          Form 8-B dated December 29, 1995)...........................

 10.24    First Amendment to Note Purchase Agreements, dated as of
          August 31, 1995 (incorporated by reference to Exhibit 10.24 to the Registrant's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1995)........................


Exhibit                                                                 Numbered
Number                         Description                                Page
- ------                         -----------                              --------
 10.25    First Amendment to General Continuing Guarantee, dated as of
          August 31, 1995 (incorporated by reference to Exhibit 10.18 to the Registrant's Report on Form 8-B dated December 29,
          1995).......................................................

 10.26    Agreement of Limited Partnership of Royal Golf, L.P., II,
          dated as of July 7, 1994 (incorporated by reference to
          Exhibit 10.19 to the Registrant's Report on Form 8-B dated
          December 29, 1995)..........................................

 10.27    Amended and Restated Loan Agreement, dated as of July 7,
          1994, between Royal Golf, L.P., II and NationsBank of South
          Carolina, N.A. (incorporated by reference to Exhibit 10.20 to the Registrant's Report on Form 8-B dated December 29,
          1995).......................................................

 10.28    Credit Agreement among Bank of America National Trust and
          Savings Association, National Golf Operating Partnership,
          L.P. and National Golf Properties, Inc. dated as of
          September 29, 1993, as amended (incorporated by reference to
          Exhibit 10.21 to the Registrant's Report on Form 8-B dated
          December 29, 1995)..........................................

 10.29    Agreement to Enter Into Leases, entered into as of February
          1, 1996, by and among National Golf Properties, Inc.,
          National Golf Operating Partnership and American Golf
          Corporation (incorporated by reference to Exhibit 10.29 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)...............................

 10.30    Lease Agreement between National Golf Paradise Hills Golf
          Course Properties, Inc. and Golf (incorporated by reference to Enterprises, Inc. with respect to Exhibit 10.2 to the
          Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996)................................

 10.31    Expense Allocation Agreement between National Golf
          Properties, Inc. and GEI Acquisition Corporation, dated
          February 2, 1996 (incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the
          quarterly period ended March 31, 1996)......................

*10.32    Amendment No.4 to Credit Agreement dated as of April 1,
          1996, among Bank of America National Trust and Savings
          Association, National Golf Operating Partnership, L.P. and
          National Golf Properties, Inc...............................

 11.1     Statement regarding computation of per share earnings
          (incorporated by reference to Exhibit 11.1 to the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)....................................

 21.1     List of Subsidiaries of National Golf Properties, Inc.
          (incorporated by reference to Exhibit 22.1 to the
          Registrant's Report on Form 8-B dated December 29, 1995)....

*23.1     Consent of KPMG Peat Marwick LLP............................

*23.2     Consent of Coopers & Lybrand L.L.P..........................

*23.3     Consent of Latham & Watkins ................................

*27.1     Financial Data Schedule

*99.1     Form of NGP Proxy Card

*99.2     Form of GEI Proxy Card

- ---------------------
* - Filed herewith

ITEM 22.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act as is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on June 21, 1996.

                                      National Golf Properties, Inc.



                                      By: /s/ EDWARD R. SAUSE
                                          ------------------------------------
                                                     Edward R. Sause
                                                 Executive Vice President
                                          Chief Financial Officer and Director